As filed with the Securities and Exchange Commission on August 29, 2019

Registration No. 333‑

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S‑8

REGISTRATION STATEMENT

Under

The Securities Act of 1933

TALEND S.A.

(Exact name of Registrant as specified in its charter)

France	Not applicable
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

9, rue Pages, Suresnes, France	92150
(Address of Principles Executive Offices)	(Zip Code)

Talend S.A. 2019 Free Share Plan

BSA

(Full title of the plan)

Talend, Inc.

800 Bridge Parkway

Redwood City, CA 94065

(Name and address of agent for service)

(650) 539‑3200

(Telephone number, including area code, of agent for service)

Copies to:

Mark B. Baudler	Aaron Ross	Arnaud Duhamel
Steven V. Bernard	General Counsel	Gide Loyrette Nouel A.A.R.P.I.
Andrew D. Hoffman	Talend S.A.	15 rue de Laborde
Wilson Sonsini Goodrich & Rosati	800 Bridge Parkway	75008 Paris France
Professional Corporation	Redwood City, CA 94065	+33 1 40 75 60 00
650 Page Mill Road	(650) 539‑3200
Palo Alto, CA 94304
(650) 493‑9300

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company.  See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b‑2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered(1)	Amount to be Registered(2)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Ordinary shares, €0.08 par value per share, reserved for future issuance and exercise or vesting, as applicable, of (i) future warrants (bons de souscription d’actions or “BSA”) subject to their terms and conditions (“BSA Terms and Conditions”) and/or (ii) future free shares (actions gratuites) to be granted under the 2019 Free Share Plan	2,000,000	$39.13(3)	$78,260,000	$9,485.12

(1)

These shares will be represented by American Depositary Shares (“ADSs”) of Talend S.A. (the “Registrant”).  Each ADS represents one ordinary share of the Registrant (“Ordinary Share”).  ADSs issuable upon deposit of the Ordinary Shares registered hereby were registered pursuant to a separate registration statement on Form F‑6 (File No. 333‑212465).

(2)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement on Form S‑8 (“Registration Statement”) covers an indeterminate number of additional Ordinary Shares represented by ADSs that may become issuable under the Talend S.A. 2019 Free Share Plan (the “2019 Plan”), and BSA Terms and Conditions because of any future stock split, stock dividend, recapitalization or similar adjustment of the Ordinary Shares.

(3)

Estimated in accordance with Rule 457(c) and (h) of the Securities Act solely for the purpose of calculating the registration fee on the basis of $39.13 per share, which was the average of the high and low prices of the Ordinary Shares, as reported by the NASDAQ Global Market on August 22, 2019.

EXPLANATORY NOTE

This Registration Statement on Form S‑8 is being filed for the purpose of registering additional Ordinary Shares reserved for issuance under the Registrant’s 2019 Free Share Plan.  These additional Ordinary Shares supersede and replace all of the 2,000,000 Ordinary Shares reserved for issuance under the Registrant’s 2018 Free Share Plan that remain available under that plan.

PART I

INFORMATION REQUIRED IN THE PROSPECTUS

The information specified in Item 1 and Item 2 of Part I of Form S‑8 is omitted from this Registration Statement in accordance with the provisions of Rule 428 under the Securities Act, and the introductory note to Part I of Form S‑8. The documents containing the information specified in Part I of Form S‑8 will be delivered to the participants in the equity benefit plans covered by this Registration Statement as specified by Rule 428(b)(1) under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission are hereby incorporated by reference in this Registration Statement:

(a)	The Registrant’s Annual Report on Form 10‑K for the fiscal year ended December 31, 2018, filed on February 28, 2019;
(b)

All other reports filed by the Registrant with the Commission pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”),  since the end of the fiscal year covered by the Registrant’s Annual Report referred to in (a) above; and

(c)

The description of the Registrant’s Ordinary Shares and American Depositary Shares contained in the Registrant’s registration statement on Form 8‑A (File No. 001‑37825) filed with the Commission on July 11, 2016, pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date hereof and prior to the filing of a post-effective amendment that indicates that all the securities offered hereby have been sold or that deregisters the securities offered hereby then remaining unsold, shall also be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents.  Notwithstanding the foregoing, the Registrant is not incorporating by reference any documents, portions of documents, exhibits or other information that is deemed to have been furnished to, rather than filed with, the Commission.

Any statement contained in this Registration Statement or in a document incorporated or deemed to be incorporated by reference in this Registration Statement will be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes that statement.  Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

Not applicable.

Item 5.  Interests of Named Experts and Counsel.

Not applicable.

Item 6.  Indemnification of Directors and Officers.

Under French law, provisions of the Registrant’s By-laws that limit the liability of directors are prohibited.  However, French law allows sociétés anonymes to contract for and maintain liability insurance against civil liabilities incurred by any of their directors and officers involved in a third-party action, provided that they acted in good faith and within their capacities as directors or officers of the company.  Criminal liability cannot be indemnified under French law, whether directly by the company or through liability insurance.

The Registrant maintains liability insurance for its directors and officers, including insurance against liability under the Securities Act, and the Registrant has entered into agreements with its directors and executive officers to provide contractual indemnification.  With certain exceptions and subject to limitations on indemnification under French law, these agreements provide for indemnification for damages and expenses including, among other things, attorneys’ fees, judgments, fines and settlement amounts incurred by any of these individuals in any action or proceeding arising out of his or her actions in that capacity.

These agreements may discourage shareholders from bringing a lawsuit against the Registrant’s directors and executive officers for breach of their fiduciary duty.  These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and executive officers, even though such an action, if successful, might otherwise benefit the Registrant and its shareholders.  Furthermore, a shareholder’s investment may be adversely affected to the extent the Registrant pays the costs of settlement and damage awards against directors and officers pursuant to these insurance agreements.

Certain of the Registrant’s non-employee directors may, through their relationships with their employers or partnerships, be insured and/or indemnified against certain liabilities in their capacity as members of the Registrant’s board of directors.

Item 7.  Exemption from Registration Claimed.

Not applicable.

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Item 8. Exhibits.

Exhibit		Incorporated by Reference
Number	Description of Exhibit	Form	File No.	Exhibit	Filing Date

4.1	Amended and Restated Bylaws (statuts) of Talend S.A. (English Translation), effective as of August 22, 2019	8-K	001-37825	3.1	August 22, 2019

4.2	Form of Deposit Agreement between Talend S.A. and JPMorgan Chase Bank, N.A., as depository, and Owners and Holders of the American Depository Shares.	F‑1/A	333‑212279	4.1	July 11, 2016

4.3	Form of American Depository Receipt evidencing American Depository Shares (included in Exhibit 4.2).	F‑1/A	333‑212279	4.2	July 11, 2016

4.4	Talend S.A. 2019 Free Share Plan (English Translation)	8-K	001-37825	10.1	August 8, 2019

4.5	Form of 2019 Free Share Plan Time-Based Grant Letter	8-K	001-37825	10.2	August 8, 2019

4.6	Form of 2019 Free Share Plan Performance-Based Grant Letter	8-K	001-37825	10.3	August 8, 2019

4.7	Form of BSA Grant Document (English Translation)	F‑1/A	333‑212279	10.23	July 27, 2016

5.1+	Opinion of Counsel Regarding Legality of the Ordinary Shares Being Registered

23.1+	Consent of Independent Registered Public Accounting Firm

23.2+	Consent of Counsel (included in opinion filed as Exhibit 5.1)

24.1+	Power of Attorney (included in signature page of this Registration Statement)

+      Filed herewith

Item 9.  Undertakings.

A.	The undersigned Registrant hereby undertakes that:
(1)	It will file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)

To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed

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that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

Provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)

For the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	It will remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
B.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S‑8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Redwood City, California, on August 29, 2019.

TALEND S.A.

By:	/s/ Michael Tuchen
Name: Michael Tuchen
Title: Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Michael Tuchen and Adam Meister, and each of them, as his true and lawful attorney-in-fact and agent with full power of substitution, for him in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact, proxy and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, proxy and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael Tuchen	Chief Executive Officer and Director	August 29, 2019
Michael Tuchen	(Principal Executive Officer)

/s/ Adam Meister	Chief Financial Officer (Principal Financial
Adam Meister	and Accounting Officer)	August 29, 2019

/s/ John D. Brennan
John D. Brennan	Director	August 29, 2019

/s/ Nanci Caldwell
Nanci Caldwell	Director	August 29, 2019

/s/ Nora Denzel
Nora Denzel	Director	August 29, 2019

/s/ Patrick S. Jones
Patrick S. Jones	Director	August 29, 2019

/s/ Brian Lillie
Brian Lillie	Director	August 29, 2019

/s/ Mark Nelson
Mark Nelson	Director	August 29, 2019

/s/ S. Steven Singh
S. Steven Singh	Director	August 29, 2019

/s/ Thierry Sommelet
Thierry Sommelet	Director	August 29, 2019

[signature page to Form S-8]

AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the undersigned as the duly authorized representative in the United States of the Registrant in Redwood City, California, on August 29, 2019.

TALEND S.A.

By:	/s/ Michael Tuchen
Name: Michael Tuchen
Title: Chief Executive Officer

[signature page to Form S-8]